Exhibit 10.5

AGREEMENT

AGREEMENT (this “Agreement”) dated as of July 17, 2008, is by and among Las Vegas Gaming, Inc., a Nevada corporation (the “Company”), and IGT, a Nevada corporation (the “IGT”).

RECITALS

The Company and IGT have entered into a non-binding term sheet concerning a potential resolution of certain pending litigation that involves potential licenses of intellectual property and products, software development and access to intellectual property and a potential investment by IGT in the Company (such potential transaction, the “Settlement”).  In connection with the execution of the term sheet, IGT is providing $1,500,000 to the Company to fund working capital needs of the Company on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.     Funding.  On the date hereof, IGT has sent to the Company $1,500,000 in cash by wire transfer of immediately available funds, and the Company hereby acknowledges receipt of same.  The Company covenants and agrees that it will use the funds solely for working capital purposes; provided, that the Company will not use such funds in any manner to advance the pending litigation involving IGT or any affiliates of IGT.

Section 2.     Finalization of Terms. In the event that IGT and the Company do not execute definitive agreements concerning the Settlement by August 15, 2008, then on October 30, 2008 (a) the Company will issue to IGT 750,000 shares of its common stock, par value $.001 per share, such shares to be duly authorized and validly issued and evidenced by a duly and validly executed share certificate delivered to IGT on such date, and (ii) IGT will have, automatically and without need of any further action on the part of the Company or IGT, a first right of refusal to take an exclusive license from the Company to any and all patents owned or controlled by the Company which have one or more claims covering the Company’s PlayerVision-related hardware and firmware (“PVT”) PVT based on the Company’s currently existing technology and patent pool, such first right of refusal to be automatically effective as of such date and to continue thereafter.  The terms of the exclusive license will be negotiated as necessary.  The Company may not license any third party, other than end users and operators, to their PlayerVision technology and their PVT patents until it is determined pursuant to this Section 2 whether IGT will have a first right of refusal, and if IGT receives such first right of refusal the Company may not abrogate IGT’s first right of refusal rights by licensing to third parties prior to IGT exercising its first right of refusal rights.  The Company will have the option of returning to IGT $1,525,000 in cash by wire transfer of immediately available funds, such funds to be received by IGT no later than October 29, 2008, in lieu of issuing the common stock and granting the first right of refusal described in this Section 2.

Section 3.       Company Representations.  This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’’ rights an remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  The execution ,delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, an indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (b) result in any violation of the provisions of any of the organizational or governing documents of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (c) require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its properties.

Section 4.         No Admission.  The parties hereto covenant and agree that nothing in this Agreement, including, without limitation, the payment of $1,500,000 by IGT to the Company, shall be construed or deemed to be an admission by either party hereto (or any of their respective affiliates) of any fact or condition or an expression by either party hereto (or any of their respective affiliates) of fault, liability or obligation, in each case of any nature whatsoever with respect to the pending litigation between IGT and the Company (or with respect to any other matter between the parties hereto and any of their respective affiliates).

Section 5.         Assignment.  The Company may not directly or indirectly assign, transfer or convey, or delegate its obligations under, this Agreement to any person or entity without the prior written consent of IGT.

Section 6.        Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 7.        Governing Law; Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  ANY  LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEVADA.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

Section 8.         Severability.  If any provision of this Agreement or the application thereof to any person or entity or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or entities or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 9.        Expenses.  Except as set forth herein, each of the Company and IGT will pay its respective fees and expenses related to the transactions contemplated by this Agreement.

Section 10.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

LAS VEGAS GAMING, INC.

By: /s/  Jon D. Berkley

Name:   Jon D. Berkley

Title:     President & CEO

INVESTOR

IGT

By: /s/ Richard Pennington

Name:  Richard Pennington

Title:    EVP Corporate Strategy